Exhibit 99.1

CalAmp Reports Second Quarter Fiscal Year 2024 Financial Results

The company generated positive Cash Flow from Operations

and continued strong Adjusted EBITDA in Q2

IRVINE, CA, October 5, 2023 – CalAmp (Nasdaq: CAMP), a connected intelligence company that helps organizations monitor, track and protect their vital assets, today reported financial results for its second quarter of fiscal year 2024 ended August 31, 2023.

Second Quarter Fiscal Year 2024 Financial Overview

•
Total revenue was $61.7 million in the quarter, representing a $9.2 million decline sequentially and an $11.1 million decline year over year.
•
Gross margin in the quarter decreased 200 basis points sequentially and 370 basis points year over year to 36.2% as a result of lower volumes and shift in product mix driven by strong shipments to industrial customers.
•
Software and Subscription Services (S&SS) revenue was $40.4 million in the quarter, down $4.6 million sequentially and $4.2 million year over year.
•
Telematics Products revenue was $21.4 million, including a strong quarter from a large Industrial customer. This represented a $4.6 million decline sequentially and a $7.0 million decline year over year.
•
Recurring Application Subscription revenues were $18.7 million, representing a $0.5 million sequential decline, and a $1.8 million decline year over year.
•
Adjusted EBITDA decreased sequentially by $0.2 million and increased year over year by $1.1 million to $5.9 million in the quarter, or approximately 10% of revenue, driven by the realization of cost efficiencies.
•
GAAP net loss from continuing operations was $4.2 million, or a loss of $0.11 per share, a sequential decline from a loss of $4.0 million or $0.11 per share, and a year over year improvement from a loss of $7.5 million or a loss of $0.21 per share.
•
Ended the quarter with $38.6 million in cash and cash equivalents and have $32.7 million of undrawn line availability subject to customary covenant tests.
•
As previously disclosed, we received a deficiency letter from the Nasdaq Stock Market notifying us that our stock price is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq. We have a Nasdaq initial compliance period that expires February 20, 2024, and we are exploring options to address this issue. For further details, see our Quarterly Report on Form 10-Q.

“CalAmp generated positive Cash Flow from Operations of $7.1 million and achieved strong Adjusted EBITDA of $5.9 million in the quarter as a result of our continued commitment to cost efficiencies. Consolidated revenue in the quarter was softer than expected as shipments of Telematics Products to our TSP and Channel customers slowed. We are supporting these customers as they realign inventories with visible demand and respond to competitive pressures. While supporting this important segment, we are also pursuing growth opportunities in our other markets, powered by important new product releases such as our Vision 2.0 and ELD solutions.” said Interim CEO, Jason Cohenour. “As we navigate our dynamic marketplace, we will hone our segment focus and capture efficiencies as we strive to deliver non-GAAP profitable growth and positive cash flow.”

Business and Recent Highlights

•
Chosen by Transportes Castores, one of the largest Transportation and Logistics fleets in Mexico, as their partner for both tractor and trailer telematics.
•
Launched our new Electronic Logging Device (ELD) solution to the market.
•
Continued strong performance in our International Connected Car business (LoJack), powered by expanding deployments with large automotive OEMs and car rental agencies.

CalAmp Reports Fiscal Year 2024 Second Quarter Financial Results

Summary Financial Information From Continuing Operations:

(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
Description	2023	2022	2023	2022
Revenues:
Software & Subscription Services (S&SS)	$40,358	$44,511	$85,310	$84,068
Telematics Products	21,356	28,317	47,295	53,486
	$61,714	$72,828	$132,605	$137,554

Gross margin	36%	40%	37%	40%

Net loss	$(4,225)	$(7,494)	$(8,257)	$(19,667)
Net loss per diluted share	$(0.11)	$(0.21)	$(0.22)	$(0.55)
Non-GAAP measures:
Adjusted EBITDA	$5,874	$4,766	$11,919	$6,622
Adjusted EBITDA margin	10%	7%	9%	5%

Cash Flow from Operations	$7,143	$(10,125)	$4,163	$(25,675)

	August 31,	February 28,
Description	2023	2023
Cash and cash equivalents	$38,562	$41,928
Working capital	70,619	68,295
Deferred revenue	35,448	36,552
Total debt (carrying value)	227,959	228,121

	August 31,
S&SS Supplemental Information:	2023	2022
Remaining performance obligations	$194,200	$210,340
Subscribers	1,765	1,307

	Three Months Ended
	Aug 31, 2023	Aug 31, 2022	May 31, 2023
Revenue by type of goods and services:
Telematics devices and accessories (1)	$37,358	$45,694	$46,291
Rental income and other services	$5,656	6,656	$5,434
Recurring application subscriptions (2)	$18,700	20,478	$19,166
Total	$61,714	$72,828	$70,891

Recurring application subscriptions, excluding Automotive Vehicle Finance Business (1)	$18,694	$19,858	$19,166
(1)
Telematics devices and accessories during the three months ended August 31, 2023 includes a reversal of $1.2M of revenue related to an exchange of product in support of our customer's specialized regional requirements.
(2)
Recurring application subscriptions includes $0.0 million, $0.6 million, and $0.0 million during the three months ended August 31, 2023, August 31, 2022, and May 31, 2023, respectively, attributable to the auto vehicle finance business which has been completely wound down. The three months ended August 31, 2023 additionally includes ($0.4M) of adjustments related to prior periods.

CalAmp Reports Fiscal Year 2024 Second Quarter Financial Results

Third Quarter Fiscal Year 2024 Business Outlook

We expect FY24 Q3 revenues and Adjusted EBITDA to be slightly down sequentially.

A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.

Conference Call and Webcast

CalAmp is hosting a conference call for analysts and investors to discuss its second quarter fiscal year 2024 results at 2:00 p.m. Pacific Time today. Participants can listen in via webcast by visiting the Investor Relations section of its website at www.calamp.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days after the call. The conference call can also be accessed by dialing 833-470-1428 (+1-404-975-4839 for international callers) and using the Conference ID #757030. Following the call, an audio replay will also be available by calling 866-813-9403 or 1-929-458-6194 and entering the Replay ID # 181919. The audio replay will be available through October 12, 2023.

About CalAmp

CalAmp (Nasdaq: CAMP) provides flexible solutions to help organizations worldwide monitor, track and protect their vital assets. Our unique combination of software, devices, and platform enables commercial and government organizations worldwide to increase efficiency, safety and transparency while accommodating the unique ways they do business. With over 10 million active edge devices and 275+ issued or pending patents, CalAmp is the telematics leader organizations turn to for innovation and dependability. For more information, visit calamp.com, or LinkedIn, Twitter, YouTube or CalAmp Blog.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning CalAmp. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, (ii) our competitive position and opportunities, (iii) our comprehensive review of strategic alternatives focused on enhancing shareholder value, and (iv) other statements identified by words such as such as “may”, “will”, “expect”, “intend”, “plan”, “potential”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “predict”, “project”, “aim”, “goal”, and similar words, phrases or expressions. These forward-looking statements are based on management’s current expectations and beliefs, as well as assumptions made by, and information currently available to, management, current market trends and market conditions, and involve risks and uncertainties, many of which are outside of our control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect future results include any risks associated with global economic conditions and concerns; the outcome of our comprehensive review of strategic alternatives, including the availability of any strategic alternatives that are worthwhile to pursue; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the recent coronavirus (COVID-19) pandemic; global component shortages due to supply chain constraints caused by the COVID-19 pandemic; disruptions in sales, operations, relationships with customers, suppliers, employees; our ability to successfully and timely accomplish our transformation to a SaaS solutions provider; our transition out of the automotive vehicle financing business; competitive pressures; pricing declines; demand for our telematics products; rates of growth in our target markets; prolonged disruptions of our contract manufacturers’ facilities or other significant operations; force majeure or force-majeure-like events at our contract manufacturers’ facilities including component shortages; the ongoing diversification of our global supply chain; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to improve gross margin; cost-containment measures; legislative, trade, tariff, and regulatory actions; integration, unexpected charges or expenses in connection with acquisitions; the impact of legal proceedings and compliance risks; the impact on our business and reputation from information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; our

CalAmp Reports Fiscal Year 2024 Second Quarter Financial Results

ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature. More information on these risks and other potential factors that could affect our financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, which you may obtain for free at the SEC’s website at http://www.sec.gov. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, which speak as of their respective dates except as required by law.

Non-GAAP Financial Measures

“GAAP” refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. These non-GAAP financial measures are provided in addition to, and not as a substitute for measures of financial performance prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation, acquisition and integration expenses, non-cash costs and expenses arising from purchase accounting adjustments, litigation and legal expenses, impairment losses and certain other adjustments as detailed in the accompanying non-GAAP reconciliation), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with additional information about our financial performance and future prospects of our core business activities. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating our core operating performance, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to our operations, and benchmarking performance externally against our competitors. We believe this non-GAAP financial information provides additional insight into our ongoing performance and have therefore chosen to provide this information to investors to help them evaluate our results of ongoing operations and enable additional period-to-period comparisons. The presentation of these and other similar items in our non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

CalAmp, LoJack, TRACKER, Here Comes The Bus, Bus Guardian, iOn Vision, CrashBoxx and associated logos are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries and/or the EU. Spireon acquired the LoJack® U.S. Stolen Vehicle Recovery (SVR) business from CalAmp and holds an exclusive license to the LoJack mark in the United States and Canada. Any other trademarks or trade names mentioned are the property of their respective owners.

AT CALAMP:	AT CALAMP:
Jikun Kim	Logan Lucas
SVP & CFO	Corporate Strategy
ir@calamp.com	ir@calamp.com

CalAmp Reports Fiscal Year 2024 Second Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	August 31,		August 31,
	2023	2022	2023	2022

Revenues	$61,714	$72,828	$132,605	$137,554
Cost of revenues	39,370	$43,816	83,200	82,895
Gross profit	22,344	29,012	49,405	54,659
Operating expenses:
Research and development	4,800	$6,757	10,642	13,757
Selling and marketing	9,618	$12,734	20,641	24,212
General and administrative	10,014	$13,530	21,368	28,692
Intangible asset amortization	1,128	$1,330	2,350	2,672
Total operating expenses	25,560	34,351	55,001	69,333
Operating loss	(3,216)	(5,339)	(5,596)	(14,674)
Non-operating income (expense):
Investment income	277	$(58)	484	(172)
Interest expense	(1,574)	$(1,464)	(3,252)	(2,997)
Other expense, net	723	$(507)	594	(1,449)
Total non-operating expenses	(574)	(2,029)	(2,174)	(4,618)
Loss from operations before income taxes	(3,790)	(7,368)	(7,770)	(19,292)
Income tax provision	(435)	$(126)	(487)	(375)
Net loss	$(4,225)	$(7,494)	$(8,257)	$(19,667)
Loss per share - continuing operations:
Basic	$(0.11)	$(0.21)	$(0.22)	$(0.55)
Diluted	$(0.11)	$(0.21)	$(0.22)	$(0.55)
Shares used in computing earnings (loss) per share:
Basic	36,988	36,006	36,810	35,864
Diluted	36,988	36,006	36,810	35,864

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CalAmp Reports Fiscal Year 2024 Second Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	August 31,	February 28,
	2023	2023
Assets

Current assets:
Cash and cash equivalents	$38,562	$41,928
Accounts receivable, net	71,385	82,946
Inventories	29,822	23,902
Prepaid expenses and other current assets	26,617	26,019
Total current assets	166,386	174,795

Property and equipment, net	28,791	32,832
Operating lease right-of-use assets	11,130	12,293
Deferred income tax assets	3,395	3,275
Goodwill	95,275	94,214
Other intangible assets, net	24,887	26,633
Other assets	34,054	36,078
Total assets	$363,918	$380,120

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$-	$705
Accounts payable	46,206	52,716
Accrued payroll and employee benefits	8,597	11,766
Deferred revenue	24,764	25,448
Other current liabilities	16,200	15,865
Total current liabilities	95,767	106,500

Long-term debt, net of current portion	227,959	227,416
Operating lease liabilities	10,385	12,314
Other non-current liabilities	19,243	19,583
Total liabilities	353,354	365,813
Stockholders' equity:
Common stock	377	374
Additional paid-in capital	188,200	184,672
Accumulated deficit	(177,073)	(168,816)
Accumulated other comprehensive loss	(940)	(1,923)
Total stockholders' equity	10,564	14,307
Total liabilities and stockholders' equity	$363,918	$380,120

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CalAmp Reports Fiscal Year 2024 Second Quarter Financial Results

CALAMP CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	August 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,257)	$(19,667)

Depreciation expense	8,795	8,215
Intangible asset amortization	2,350	2,672
Stock-based compensation	3,902	6,156
Amortization of debt issuance costs and discount	554	594
Non-cash operating lease cost	1,673	1,756
Revenue assigned to factors	(716)	(1,524)
Deferred tax assets, net	1	129
Other	30	(67)
Changes in operating assets and liabilities of continuing operations	(4,169)	(23,939)
NET CASH USED IN OPERATING ACTIVITIES	4,163	(25,675)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,824)	(4,891)
NET CASH USED IN INVESTING ACTIVITIES	(3,824)	(4,891)

CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vested equity awards	(502)	(1,568)
Proceeds from exercise of stock options and contributions to employee stock purchase plan	131	502
NET CASH USED IN FINANCING ACTIVITIES	(371)	(1,066)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(3,334)	132
Net change in cash and cash equivalents	(3,366)	(31,500)
Cash and cash equivalents at beginning of year	41,928	79,221
Cash and cash equivalents at end of year	$38,562	$47,721

CalAmp Reports Fiscal Year 2024 Second Quarter Financial Results

CALAMP CORP.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

In this announcement, we report the non-GAAP financial measures of Adjusted EBITDA (earnings before investment income, interest expense, taxes, depreciation, amortization, stock-based compensation and other adjustments as identified below), and Adjusted EBITDA margin. We use these non-GAAP financial measures to provide investors with an overall understanding of the financial performance and future prospects of our core business activities. Specifically, we believe that the use of these non-GAAP measures facilitates the comparison of results of core business operations between current and past periods.

The reconciliation of GAAP-basis net loss to Adjusted EBITDA and the calculation of Adjusted EBITDA margin are as follows (dollars in thousands):

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2023	2022	2023	2022

GAAP basis net loss	$(4,225)	$(7,494)	$(8,257)	$(19,667)

Investment (income) loss	(277)	58	(484)	172
Interest expense	1,574	1,464	3,252	2,997
Income tax provision	435	126	487	375
Depreciation and amortization	5,595	5,389	11,145	10,887
Stock-based compensation	1,724	3,196	3,902	6,156
Litigation and non-recurring legal expenses	14	1,417	189	4,548
Restructuring	-	-	-	-
Costs incurred in transition of LoJack North America business to acquiror (a)	(276)	233	(240)	985
Other	1,310	377	1,925	169
Adjusted EBITDA	$5,874	$4,766	$11,919	$6,622

Revenues	$61,714	$72,828	$132,605	$137,554

Adjusted EBITDA margin	10%	7%	9%	5%

(a)
Costs incurred in transition of business to acquiror are attributable to the wind-down and transfer of the LoJack North America business to Spireon.